                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                             JURISDICTION OF           PERCENTAGE OF VOTING
                                                              INCORPORATION          STOCK OWNED BY SHOLODGE,
                     NAME OF ENTITY                            OR FORMATION                     INC.

              MOBAT, Inc.                                       Tennessee                      100%

              Shoney's Inn of Lebanon, Inc.                     Tennessee                      100%

              Nashville Air Associates, Inc.                    Tennessee                      100%

              Moore and Associates, Inc.                        Tennessee                      100%

              Virginia Inns, Inc.                               Tennessee                      100%

              Sumner Ventures, Inc.                             Tennessee                      100%

              ShoLodge Franchise Systems, LLC                   Tennessee                      100%

              Sunshine Inns, Inc.                               Tennessee                      100%

              SLI Enterprises, Inc.                             Tennessee                      100%

              Midwest Inns, Inc.                                Tennessee                      100%

              Southeast Texas Inns, Inc.                        Tennessee                      100%

              The Hotel Group, Inc.                              Kansas                        100%(1)

              Delaware Inns, Inc.                               Tennessee                      100%

              Carolina Inns, Inc.                               Tennessee                      100%

              Alabama Lodging Corporation                       Tennessee                      100%

              ShoLodge Beverage Corporation                       Texas                        100%(2)

              Suite Tenant, Inc.                                Tennessee                      100%

              InnLink, LLC                                      Tennessee                      100%

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(1) Through Midwest Inns, Inc.
(2) Through Southeast Texas Inns,Inc.